FEDNAT ANNOUNCES CERTAIN PRELIMINARY FOURTH QUARTER 2019 RESULTS Sunrise, Florida, February 19, 2020 – FedNat Holding Company (Nasdaq: FNHC) (“FedNat” or the “Company”), a regional insurance holding company, today announced certain preliminary results for the fourth quarter of 2019, including catastrophe claims, and prior as well as current year adverse reserve development. The Company also provided an update on recently approved rate increases in its Florida and non-Florida homeowners insurance lines. The Company anticipates reporting pre-tax catastrophe claims of $4.5 million, net of reinsurance and profit- share, for the fourth quarter of 2019. Gross catastrophe claims in the quarter amounted to $6.0 million, including $3.0 million from the Company’s Florida property business and $3.0 million from the Company's non-Florida property business. The non-Florida claims are subject to a 50% profit-sharing agreement with the non-affiliated managing general underwriter that writes FedNat Insurance Company's ("FNIC") non- Florida property business, resulting in a $1.5 million loss impact. These catastrophe claims consisted of Tropical Storms Olga and Nestor as well as other PCS events, which impacted Texas, Florida and other states during the fourth quarter. For the fourth quarter of 2019, the Company expects to report $12.0 million (pre-tax) of adverse prior year reserve development, primarily from $8.0 million in non-core lines of business, including $5.5 million from commercial general liability and $2.5 million from automobile. In addition, FedNat expects to record $4.0 million in adverse prior year reserve development in its core Homeowners line, primarily related to higher than expected loss tail trends in weather-related claims in the state of Florida for accident year 2018 and prior. Additionally, in the fourth quarter the Company strengthened reserves by $5.0 million (pre-tax) in its Florida Homeowners line related to the first nine months of 2019, associated with elevated water claims and the continued impact from Assignment of Benefits (AOB). The AOB impact resulted from the influx of claims, and subsequent litigation costs that occurred prior to the enactment of AOB reform on July 1, 2019. Lastly, the Company incurred $0.7 million of pre-tax Maison transaction-related costs in the quarter, which were associated with the closing of the transaction in December 2019. In the fourth quarter of 2019, FedNat repurchased 238,000 shares at a total cost of $3.9 million. As of December 31, 2019, the Company had $10 million available on the 2020 repurchase authorization announced by the Company on December 5, 2019. Repurchases have continued into 2020. FedNat expects to report over $125 million in cash on hand at December 31, 2019. “The Florida homeowners claims environment remains challenging in terms of litigation frequency and severity. As a result of these trends we have significantly strengthened our reserves at this time,” said Michael H. Braun, FedNat’s Chief Executive Officer. “We are continuing to proactively take additional rate in Florida, and will remain vigilant in our underwriting appetite within Florida until we see the trends reverse or our rate actions catch up to the litigation trends. In the near term our focus remains on expanding our presence in more profitable non-Florida markets to position our company for improved financial performance in 2020, and long-term profitability profile enhancement. Our balance sheet remains strong and will enable us to continue our commitment to prudent underwriting, and to return value to shareholders through our dividend and share repurchase programs.” The Company has been a leader in taking rates in its Homeowners markets, with significant rate increases approved or anticipated in Florida, Texas and Louisiana (see table below). It is estimated that these, and other, rate increases will generate over $25 million of incremental premium in 2020, as compared to 2019, which, net of related acquisition and other costs, will be available to help the Company alleviate the impact of

FEDNAT

adverse claims trends. Ultimately, when fully earned in the third quarter of 2021, it is estimated these increases will contribute over $50 million of incremental premium, as compared to 2019.

Description	Statewide Average Increase	Effective Date (Renewals)
FNIC Homeowners Florida:		
Annual - 2019	4.6% - Approved	4/20/2019
Reinsurance Increase - 2019	2.8% - Approved	3/15/2020
Annual - 2020	7.4% - Filed	6/15/2020 (Anticipated)
FNIC Homeowners Non-Florida:		
Texas	5.0% - Approved	10/1/2019
Louisiana	4.0% - Approved	12/1/2019
Texas	5.0% - Filed	4/1/2020 (Anticipated)
Maison Homeowners:		
Texas	30.5% - Approved	8/1/2019

As previously announced, FedNat will report its fourth quarter and annual financial results on Wednesday, February 26, 2020 after 4 p.m. ET. Following the distribution, the company will host a conference call with Michael Braun, CEO of FedNat, and Ronald Jordan, CFO, the following morning at 9:00 a.m. ET on February 27, 2020.

About the Company

FedNat is a regional insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims processes through our subsidiaries and contractual relationships with independent agents and general agents. The Company, through our wholly owned subsidiaries, is authorized to underwrite, and/or place homeowners multi-peril, federal flood and other lines of insurance in Florida and other states. We market, distribute and service our own and third-party insurers' products and other services through a network of independent and general agents.

Forward-Looking Statements

Certain statements made by FedNat Holding Company or on its behalf may contain "forward-looking statements" within the Private Securities Litigation Reform Act of 1995.

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will" or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:

- *Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;*
- *Descriptions of plans or objectives of management for future operations, insurance products or services;*

• Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and • Descriptions of assumptions or estimates underlying or relating to any of the foregoing. The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company’s business and its ability to integrate the operations to be acquired; the adequacy of its reserves for losses and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; raising additional capital and our compliance with minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends, including as a result of insureds’ assignment of benefits; court decisions and trends in litigation; our potential failure to pay claims accurately; ability to obtain regulatory approval applications for requested rate increases, or to underwrite in additional jurisdictions, and the timing thereof; the impact that the results of our subsidiaries’ operations may have on our results of operations; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company’s investment portfolio; insurance agents; ratings by industry services; the reliability and security of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Contacts Michael H. Braun, CEO (954) 308-1322 Ronald Jordan, CFO (954) 308-1363 Bernard Kilkelly, Investor Relations (954) 308-1409, or investorrelations@fednat.com.